Exhibit 5.2

Potter Anderson & Corroon LLP 1313 N. Market Street, 6th Floor Wilmington, DE 19801-6108 302.984.6000 potteranderson.com
August 14, 2024
Owlet, Inc.
3300 North Ashton Boulevard, Suite 300
Lehi, Utah 84043
    Re:    Registration Statement of Owlet, Inc. on Form S-3
Ladies and Gentlemen:
We have acted as special Delaware counsel to Owlet, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”), to be filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the issuance and sale from time to time of up to $100,000,000 in the aggregate of any combination of the following securities: (i) shares of Class A Common Stock, par value $0.0001 per share, of the Company (the “Common Stock”); (ii) shares of preferred stock, par value $0.0001 per share, of the Company (the “Preferred Stock”); (iii) warrants to purchase shares of Common Stock or Preferred Stock (the “Warrants”); (iv) purchase contracts for the purchase or sale of equity securities issued by the Company (the “Purchase Contracts”); and/or (v) units of the Company consisting of any combination of the other type of securities listed in (i) through (iv) above (the “Units,” and together with the Common Stock, the Preferred Stock, the Warrants and the Purchase Contracts, the “Securities”). In connection with the filing of the Registration Statement, you have asked us to render certain opinions as to matters of Delaware law. At your request, this opinion letter is being furnished to you for filing as Exhibit 5.2 to the Registration Statement.
For the purpose of rendering our opinions as stated herein, we have conducted no independent factual investigation of our own, and have examined only the following documents:
(i) the Second Amended and Restated Certificate of Incorporation of the Company (f/k/a Sandbridge Acquisition Corporation), as filed with the Secretary of State of the State of Delaware (the “Secretary of State”) on July 15, 2021, which became effective on the same (the “Second A&R Charter”), as amended by that certain State of Delaware Certificate of Change of Registered Agent And/Or Registered Office, as filed with the Secretary of State on November 3, 2022, which became effective on the same, and as further amended by the Certificate of Designation of Series A Convertible Preferred Stock of the Company, as filed with the Secretary of State on February 17, 2023, which became effective on the same, and as further amended by the Certificate of Amendment to Second A&R Charter, as filed with the Secretary of State on July 7, 2023, which became effective on the same, and as further amended by the Certificate of Designation of Series B Convertible Preferred Stock of the Company, as filed with the Secretary of State on February 29, 2024, which became effective on the same;

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August 14, 2024

(ii) the Amended and Restated Bylaws of the Company, which constitute the bylaws of the Company currently in effect;
(iii) the Registration Statement;
(iv) the resolutions of the Board of Directors of the Company (the “Board”), adopted at a meeting of the Board held on February 12, 2021, pursuant to which the Board, among other things, approved and declared advisable the Second A&R Charter;
(v) the Certificate Regarding Shareholder Vote, dated July 14, 2021 and executed by the Chief Executive Officer of the Company, and Exhibit A attached thereto (Report of Inspector of Election);
(vi) Proxy Statement for Special Meeting of Sandbridge Acquisition Corporation and Prospectus for 44,116,721 Shares of Class A Common Stock of Sandbridge Acquisition Corporation (Registration No. 333-254888), filed by the Company with the Securities and Exchange Commission under the Act;
(vii) the Action by Unanimous Written Consent of the Board, effective April 26, 2023, pursuant to which the Board, among other things, adopted, approved and declared advisable eleven alternative amendments to the Second A&R Charter that would effect, among other things, a range of reverse stock splits, including a reverse stock split whereby each 14 shares of Common Stock, issued and outstanding immediately prior to July 7, 2023 at 5:00 p.m. Eastern Time (the “Effective Time”), would be reclassified, combined and reconstituted into one share of Common Stock at the Effective Time (such reverse stock split, the “Reverse Split” and such reverse stock split amendments, the “Reverse Stock Split Amendments”);
(viii) the Action by Unanimous Written Consent of the Board, effective June 26, 2023, pursuant to which, among other things, the Board abandoned all of the Reverse Stock Split Amendments, other than the amendments set forth in the certificate of amendment to the Second A&R Charter providing for, among other things, the Reverse Split (the “Certificate of Amendment”), and authorized the officers of the Company to prepare and file the Certificate of Amendment;
(ix) the Certificate & Final Report of the Inspector of Election, dated July 3, 2023, for the 2023 Annual Meeting of the Stockholders of the Company held on June 23, 2023;
(x) a certificate of an officer of the Company, dated August 14, 2024 (the “Officer’s Certificate”); and
(xi) a Certificate of Good Standing with respect to the Company, dated August 14, 2024, obtained from the Secretary of State.
For purposes of this opinion letter, we have not reviewed any documents, agreements or records other than the documents, agreements or records listed in (i) through (xi) above. In particular, we have not reviewed, and express no opinion on, any document,

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August 14, 2024

agreement or record (other than the documents, agreements or records listed in (i) through (xi) above) that is referred to or incorporated by reference into, the documents, agreements or records reviewed by us (unless otherwise listed in (i) through (xi) above). We have assumed that there exists no provision in any document, agreement or record that we have not reviewed that bears upon or is inconsistent with or would otherwise alter the opinions stated herein.
As to certain factual matters, we have relied upon the Officer’s Certificate and have not sought to independently verify such matters.
Based solely upon our examination of and reliance upon the foregoing, and subject to the limitations, exceptions, qualifications, and assumptions set forth herein, we are of the opinion that:
A.     With respect to the shares of Common Stock covered by the Registration Statement, such shares of Common Stock will be validly issued, fully paid, and non-assessable when (x) duly authorized by all necessary corporate action by the Company, including that the Board or a duly authorized committee thereof shall have duly adopted resolutions in conformity with the Company’s constituent documents and General Corporation Law of the State of Delaware (the “DGCL”) authorizing the issuance and sale of such shares of Common Stock, and (y) issued and delivered in accordance with such corporate action.
B.    With respect to the shares of Preferred Stock covered by the Registration Statement, such shares of Preferred Stock will be validly issued, fully paid, and non-assessable when (x) duly authorized by all necessary corporate action by the Company, including that (i) the Board or a duly authorized committee thereof shall have duly adopted resolutions in conformity with the Company’s constituent documents and the DGCL establishing the designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions of such series of Preferred Stock, (ii) the Company shall have filed with the Secretary of State a Certificate of Designation in accordance with the DGCL and in conformity with the Company’s constituent documents and such Certificate of Designation shall have become effective, and (iii) the Board or a duly authorized committee thereof shall have duly adopted resolutions in conformity with the Company’s constituent documents and the DGCL authorizing the issuance and sale of such shares of Preferred Stock, and (y) issued and delivered in accordance with such corporate action.
The opinions expressed herein are subject in all respects to the following assumptions, limitations, and qualifications:
(i)    Our opinions expressed herein are limited to the DGCL in effect on the date hereof. We have not considered and express no opinion with regard to, or as to the significance or effect in any respect of, laws, rules or regulations of any other jurisdiction (whether foreign or domestic), including, without limitation, the laws of any other state of the United States, federal laws of the United States (including, without limitation, federal laws and rules and regulations relating to securities), the securities laws of any state of the United States, blue sky laws, antitrust laws, insurance laws, tax laws, and regulations of stock exchanges or of any other regulatory body.

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August 14, 2024

(ii)    We have assumed, without any investigation, (a) the legal capacity of natural persons who are signatories to the documents examined by us, (b) the genuineness of all signatures on all documents examined by us, (c) the authenticity of all documents submitted to us as originals, (d) the accuracy and completeness of all documents examined by us, (e) the conformity to authentic originals of all documents submitted to us as certified, conformed, photostatic, or other copies, and (f) that the documents, in the forms submitted to us for review, have not been and will not be altered, modified, or amended in any respect, and have not otherwise been revoked since the time of their adoption and remain in full force and effect.
(iii)     We have assumed that, at the time of the issuance of shares of Common Stock, there will be a sufficient number of authorized and unissued shares of Common Stock, which shares have not been previously subscribed for, reserved, or otherwise committed to be issued, available to satisfy the obligation of the Company to issue such shares and that the consideration for the issuance of shares of Common Stock will be in an amount that is not less than the aggregate par value of such shares of Common Stock. We have also assumed that, at the time of the issuance of shares of Preferred Stock, there will be a sufficient number of authorized and unissued shares of Preferred Stock, which shares have not been previously subscribed for, reserved, or otherwise committed to be issued, available to satisfy the obligation of the Company to issue such shares and that the consideration for the issuance of shares of Preferred Stock will be in an amount that is not less than the aggregate par value of such shares of Preferred Stock.
(iv)    We have assumed that each of the statements made and certified in the Officer’s Certificate was true and correct when made, has at no time since being made and certified become untrue or incorrect, remains true and correct on the date hereof, and will be true and correct on the date the Company is or becomes obligated to issue the Securities.
(v)     We have assumed that Securities being offered will be issued and sold as contemplated in the Registration Statement and any prospectus supplement relating thereto and the Registration Statement and any prospectus supplement will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement.
(vi)    We have assumed that the issuance, sale and delivery of shares of Common Stock or shares of Preferred Stock will not (a) result in a breach of the terms of, and will not contravene the Company’s constituent documents or any law, rule, or regulation applicable to the Company, (b) result in a breach of the terms of, and will not contravene, any contractual restriction binding upon the Company, or (c) require under any law, statute, rule, or regulation applicable to the Company any registration or filing with, or any authorization, consent or approval of, any governmental authority (other than such authorizations, approvals, actions, notices or filings that shall have been obtained or made, as the case may be, and which shall be in full force and effect and, with respect to the shares of Preferred Stock, the filing of any Certificate of Designation with the Secretary of State with respect to such shares of Preferred Stock). We have assumed that the Warrants, Purchase Contracts and Units will be valid and binding obligations of the Company that have been duly authorized by all necessary corporate action by the Company. We have further assumed that the Warrants will be issued under one or

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August 14, 2024

more warrant agreements to be entered into between the Company and the investors or a warrant agent (each, a “Warrant Agreement”) and that the Units will be issued pursuant to one or more unit agreements to be entered into between the Company and the investors or a unit agent (each, a “Unit Agreement”). We have also assumed that the execution, delivery and performance of each Warrant Agreement, Unit Agreement and Purchase Contract, as applicable, and the issuance, sale and delivery of the Securities will not (a) result in a breach of the terms of, and will not contravene the Company’s constituent documents or any law, rule, or regulation applicable to the Company, (b) result in a breach of the terms of, and will not contravene, any contractual restriction binding upon the Company, or (c) require under any law, statute, rule, or regulation applicable to the Company any registration or filing with, or any authorization, consent or approval of, any governmental authority (other than such authorizations, approvals, actions, notices or filings that shall have been obtained or made, as the case may be, and which shall be in full force and effect). To the extent that the obligations of the Company under the Warrant Agreements, Purchase Contracts or Unit Agreements (collectively, the “Securities Agreements”) may be dependent on such matters, we assume for purposes of this opinion letter that (a) the counterparty to such Securities Agreements is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (b) such counterparty is duly qualified to engage in the activities contemplated by the applicable Securities Agreements; (c) each Securities Agreement has been duly authorized, executed and delivered by the applicable counterparty and constitutes the legally valid and binding obligations of such counterparty, enforceable against such counterparty in accordance with its terms; (d) the applicable counterparty is in compliance, generally and with respect to acting as an agent under the Securities Agreements with all applicable laws and regulations; and (e) the applicable counterparty has the requisite organizational and legal power and authority to perform its obligations under the applicable Securities Agreements.
(vii) We have assumed that the issuance of any shares of Common Stock or Preferred Stock will be duly registered on the Company’s stock ledger and that the shares of Common Stock and Preferred Stock issued will be uncertificated.
(viii)    The opinions set forth herein are subject to and may be limited by (a) applicable bankruptcy, insolvency, moratorium, fraudulent conveyance, fraudulent transfer and similar laws relating to or affecting creditors rights generally including, without limitation, the Delaware Uniform Fraudulent Transfer Act, the provisions of the United States Bankruptcy Code and the Delaware insolvency statutes, (b) principles of equity including, without limitation, concepts of materiality, good faith, fair dealing, conscionability and reasonableness and the possible unavailability of specific performance or injunctive relief (regardless of whether such enforceability is considered in a proceeding in equity or at law), (c) applicable law relating to fiduciary duties, (d) public policy limitations with respect to exculpation, contribution, indemnity and advancement provisions, (e) the qualification that enforceability may be limited by a refusal to recognize a purported waiver of any statutory right other than, as a matter of state law in the state courts of the State of Delaware, the right to a trial by jury, (f) generally applicable rules of law that forum selection clauses in contracts are not necessarily binding on the courts in the forum selected, (g) general rules of law that may render an entire agreement unenforceable if any unenforceable provision thereof is essential to the agreed upon exchange, (h) the qualification

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that a provision permitting modification of an agreement or waiver of rights or remedies under an agreement only in writing may not be enforceable and (i) the qualification that provisions requiring the payment of attorneys’ fees may be limited.
(ix)    We express no opinion as to the Uniform Commercial Code (including the Delaware Uniform Commercial Code, 6 Del. C. § 1-101 et seq., in effect on the date hereof) or as to whether any filings may be required thereunder in connection with any of the documents examined by us.
(x)    The opinions expressed in this letter are rendered as of the date hereof and are based on our understandings and assumptions as to present facts, and on the application of the DGCL as the same exists on the date hereof. We assume that the Company’s constituent documents, as currently in effect, will not have been modified or amended and will be in full force and effect on the date the Company is or becomes obligated to issue the Securities. We assume no obligation to update or supplement this opinion letter after the date hereof with respect to any facts or circumstances that may hereafter come to our attention or to reflect any changes in the facts or law that may hereafter occur or take effect. The opinions expressed herein are limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond those expressly stated herein.
We hereby consent to your filing this opinion letter as Exhibit 5.2 to the Registration Statement and to the reference to our firm in the Registration Statement and the related prospectus under the caption “Legal Matters.” These opinions are rendered solely for your benefit in connection with the filing of the Registration Statement and, except as provided in the preceding sentence, may not, without our prior written consent, be furnished or quoted to any other person or entity. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act and the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Potter Anderson & Corroon LLP